EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SECURE COMPUTING CORPORATION


         Secure Computing Corporation, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

         FIRST: That the fourth paragraph of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 52,000,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share, and 50,000,000 shares of Common Stock, par value $0.01 per share."

         SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL: (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the Secretary of the Corporation this 11th day of December, 1998.


                                       SECURE COMPUTING CORPORATION


                                       By: /s/ Jeffrey D. Saper
                                           ------------------------------------
                                           Jeffrey D. Saper, Secretary